                                                                      EXHIBIT 21











                                WEYCO GROUP, INC.

                         SUBSIDIARIES OF THE REGISTRANT



                                  Incorporated
     Name of Company                   In                 Subsidiary Of
-------------------------         ------------          -----------------
House of Advertising, Inc.          Wisconsin           Weyco Group, Inc.

Weyco Investments, Inc.              Nevada             Weyco Group, Inc.